Exhibit 2
                        HORIZON ENERGY DEVELOPMENT, INC.
                                INCOME STATEMENT
                                   (Unaudited)

                                                 Three Months
                                                     Ended
                                                 June 30, 1997
                                                 -------------

Operating Revenues                                $  321,145
                                                  ----------

Operating Expenses:
   Operation Expense                                 853,918
   Maintenance Expense                                12,370
   Property, Franchise and Other Taxes               223,000
   Depreciation, Depletion and Amortization           13,743
                                                  ----------
Total Operating Expenses                           1,103,031
                                                  ----------

Operating Loss                                      (781,886)
                                                  ----------

Other Income                                         114,776
                                                  ----------

Interest Charges                                     437,712
                                                  ----------

Loss Before Income Taxes                          (1,104,822)
                                                  ----------

Income Taxes - Current                              (204,200)
             - Deferred                               (9,286)
                                                  ----------
                                                    (213,486)
                                                  ----------

Net Loss                                          $ (891,336)
                                                  ==========